EXHIBIT INDEX


Exhibit A: Attachment to item 77D:
           Policies with respect to security investments

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Exhibit A:
Sub-Item 77D


Warburg, Pincus Intermediate Maturity Government Fund, Inc.
Previously filed and contained in the Fund's registration statement on Form N-1A (SEC File No. 33-22817) filed on
February 22, 1999.